EAGLE CASH TRUST

FORM N-CSR

Exhibit 99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C § 1350, the undersigned officer of Eagle Cash Trust (the “Trust”), hereby certifies, to the best of their knowledge, that the Trust’s report on Form N-CSR for the period ended August 31, 2009 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

EAGLE CASH TRUST

Date: October 27, 2009	/s/ Mathew J. Calabro
Mathew J. Calabro
Principal Executive Officer

EAGLE CASH TRUST

/s/ Andrea N. Mullins
Andrea N. Mullins
Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Trust and will be retained and furnished to the U.S. Securities and Exchange Commission or its staff upon request.